Exhibit 99.1

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FOR IMMEDIATE RELEASE

Contact: Fisker Inc.

Dan Galves, VP, Investor Relations

dgalves@fiskerinc.com

FiskerIR@icrinc.com

Simon Sproule, SVP, Communications

310.374.6177

Fisker@GoDRIVEN360.com

Fisker Announces Cashless Redemption of Public Warrants

•	Action streamlines capital structure, eliminating outstanding public warrants

•	Fisker’s election to redeem warrants on a cashless basis meaningfully limits dilution to existing shareholders and is simpler and less burdensome to warrant holders

•	Cashless redemption reflects Fisker’s strong balance sheet and confidence in business outlook

LOS ANGELES (March 19, 2021) – Fisker Inc. (NYSE: FSR) (“Fisker” or the “Company”) – designer and manufacturer of the world’s most emotion-stirring, eco-friendly electric vehicles and advanced mobility solutions – today announced that the Company will redeem all of its outstanding warrants (the “Public Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.00001 per share (the “Common Stock”), that were issued under the Warrant Agreement, dated Aug. 9, 2018 (the “Warrant Agreement”), by and between the Company (f/k/a Spartan Energy Acquisition Corp.) and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”), as part of the units sold in the Company’s initial public offering (the “IPO”), for a redemption price of $0.01 per Public Warrant (the “Redemption Price”), that remain outstanding at 5:00 p.m. New York City time on April 19, 2021 (the “Redemption Date”). Warrants to purchase Common Stock that were issued under the Warrant Agreement in a private placement simultaneously with the IPO are no longer outstanding and are not subject to this redemption.

Under the terms of the Warrant Agreement, the Company is entitled to redeem all of the outstanding Public Warrants if the last sales price of the Common Stock is at least $18.00 per share on each of twenty trading days within any thirty-day trading period ending on the third trading day prior to the date on which a notice of redemption is given. This share price performance target has been met. At the direction of the Company, the Warrant Agent has delivered a notice of redemption to each of the registered holders of the outstanding Public Warrants.

In addition, in accordance with the Warrant Agreement, the Company’s board of directors has elected to require that, upon delivery of the notice of redemption, all Public Warrants are to be exercised only on a “cashless basis.” Accordingly, holders may no longer exercise Public Warrants and receive Common Stock

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in exchange for payment in cash of the $11.50 per warrant exercise price. Instead, a holder exercising a Public Warrant will be deemed to pay the $11.50 per warrant exercise price by the surrender of 0.5046 of a share of Common Stock (such fraction determined as described below) that such holder would have been entitled to receive upon a cash exercise of a Public Warrant. Accordingly, by virtue of the cashless exercise of the Public Warrants, exercising warrant holders will receive 0.4954 of a share of Common Stock for each Public Warrant surrendered for exercise. Any Public Warrants (including Public Warrants that are included in outstanding units) that remain unexercised at 5:00 p.m. New York City time on the Redemption Date will be delisted, void and no longer exercisable, and the holders will have no rights with respect to those Public Warrants, except to receive the Redemption Price (or as otherwise described in the redemption notice for holders who hold their Public Warrants in “street name”).

“We are pleased to take this opportunity to redeem the outstanding public warrants on a cashless basis. As compared to a cash exercise, this not only limits dilution to our common shareholders, but we believe it to be simpler and less burdensome to holders of the public warrants, along with being reflective of our strong balance sheet and confidence in Fisker’s business outlook,” said Fisker Chairman and Chief Executive Officer, Henrik Fisker. “This action will streamline our capital structure in a less dilutive way than through a full cash exercise redemption and remove a majority of our warrant overhang.”

As of March 18, 2021, approximately 7.7 million public warrants had been voluntarily exercised on a cash basis, generating approximately $89.0 million of cash proceeds to Fisker. Fisker has made the decision to reduce further dilution by electing to limit further warrant exercises on a cashless basis in accordance with the terms of the Warrant Agreement as part of Fisker’s right to redeem the public warrants. By electing to limit exercise of the remaining public warrants to a cashless basis, including the recent cashless exercise of all 9.36 million private warrants by the company’s former sponsor, Spartan Energy Acquisition Corporation, the total dilutive impact to common shareholders will be limited to approximately 3.7% as compared to 7.2% under a cash exercise method.

The number of shares of Common Stock that each exercising warrant holder will receive by virtue of the cashless exercise (instead of paying the $11.50 per Public Warrant cash exercise price) was calculated in accordance with the terms of the Warrant Agreement and is equal to the quotient obtained by dividing (x) the product of the number of shares underlying the Public Warrants held by such warrant holder, multiplied by the difference between $22.79, the average last sale price of the Common Stock for the ten trading days ending on March 16, 2021, the third trading day prior to the date of the redemption notice (the “Fair Market Value”) and $11.50, by (y) the Fair Market Value. If any holder of Public Warrants would, after taking into account all of such holder’s Public Warrants exercised at one time, be entitled to receive a fractional interest in a share of Common Stock, the number of shares the holder will be entitled to receive will be rounded down to the nearest whole number of shares.

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At 5:00 p.m. New York City time on the Redemption Date, the Company’s outstanding units (the “Units”) will be mandatorily separated into their component parts – one share of Common Stock and one-third of one Public Warrant – and the Public Warrants and Units will cease trading. As a result, at 5:00 p.m. New York City time on the Redemption Date, each Unit holder’s account, in lieu of Units, will reflect ownership of the number of shares of Common Stock underlying such holder’s Units.

None of Fisker, its board of directors or employees has made or is making any representation or recommendation to any holder of the Public Warrants as to whether to exercise or refrain from exercising any Public Warrants.

The shares of Common Stock underlying the Public Warrants have been registered by Fisker under the Securities Act of 1933, as amended, and are covered by a registration statement filed on Form S-1/A with, and declared effective by, the Securities and Exchange Commission (Registration No. 333-249981). Exercise of public warrants should be directed through the broker of the warrant holder. In addition to the broker, questions may also be directed to Morrow Sodali at (800) 662-5200 (for individuals) / (203) 658-9400 (for banks and brokerages) or at FSR.info@investor.morrowsodali.com. Or contact Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, Attention: Reorganization Department, Telephone Number (917) 262-2378.

Additional information can be found on Fisker’s Investor Relations website: http://investors.fiskerinc.com/resources/warrant-faq/default.aspx

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, the company is on a mission to become the No. 1 e-mobility service provider with the world’s most sustainable vehicles. To learn more, visit www.FiskerInc.com – and enjoy exclusive content across Fisker’s social media channels: Facebook, Instagram, Twitter, YouTube and LinkedIn. Download the revolutionary new Fisker mobile app from the App Store or Google Play store.

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No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of Fisker’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

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Forward Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the redemption of the Public Warrants and the expected proceeds from the exercise of the Public Warrants. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Fisker’s management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to Fisker’s limited operating history; Fisker’s ability to enter into additional manufacturing and other contracts with Magna, or other OEMs or tier-one suppliers in order to execute on its business plan; the risk that OEM and supply partners do not meet agreed upon timelines or experience capacity constraints; Fisker may experience significant delays in the design, manufacture, regulatory approval, launch and financing of its vehicles; Fisker’s ability to execute its business model, including market acceptance of its planned products and services; Fisker’s inability to retain key personnel and to hire additional personnel; competition in the electric vehicle market; Fisker’s inability to develop a sales distribution network; and the ability to protect its intellectual property rights; and those factors discussed in Fisker’s Registration Statement on Form S-1 (No. 333-249981) under the heading “Risk Factors,” filed with the Securities and Exchange Commission (the “SEC”) and other reports and documents Fisker files from time to time with the SEC. If any of these risks materialize or Fisker’s management’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.